EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF SURGE HOLDINGS, INC.

References to “Surge”, the “Company”, “we”, “us” and “our” mean Surge Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

Pro Forma Financial Statements

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2018, on April 11, 2018, Surge Holdings, Inc. (the “Company”, “Surge”) closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with True Wireless, Inc., an Oklahoma corporation (“TW”) dated as of April 11, 2018. At closing, in accordance with the Merger Agreement, TW merged with and into TW Acquisition Corporation, a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of Surge Holdings, Inc. (the “Merger”), with TW being the surviving corporation. As a result of the Merger, TW became a wholly-owned subsidiary of the Company.

In addition to the 12,000,000 shares of Company Common Stock and $500,000 cash which has been paid to the shareholders of TW, at the Closing of the merger transaction, the shareholders of TW will receive the following as additional merger consideration:

●	151,707,516 shares of newly-issued Company Common Stock, which will give the shareholders of TW, on a proforma basis, a 69.5% interest in the Company’s total Common Shares.

●	An additional number of shares of Company Common Stock, if any, necessary to vest 69.5% of the aggregate issued and outstanding Common Stock in the shareholders of TW at the Closing.

●	A Promissory Note in the original face amount of $3,000,000, bearing interest at 3% per annum maturing on December 31, 2018.

●	3,000,000 shares of newly-issued Company Series A Preferred Stock

At the closing of the Merger, outstanding shares in TW together with all documentation to reflect the intent of the Parties such that TW would become a wholly owned subsidiary of the Company shall be delivered to the Company.

Pursuant to the terms of the Merger Agreement, the parties confirmed the prior delivery of 12,000,000 shares of Company Common Stock and $500,000 cash which was been paid to the shareholders of TW as a deposit on the Transaction.

The following unaudited pro forma condensed combined financial statements, which are referred to as the unaudited pro forma financial statements, have been prepared to assist in the analysis of financial effects of the Merger Transaction. The unaudited pro forma condensed statements of combined operations, which are referred to as the unaudited pro forma statements of operations, for the year ended December 31, 2017 and the three months ended March 31, 2018, combine the historical consolidated statements of operations of Surge and TW, giving effect to the Merger Transaction, as if they had been completed on January 1, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 were derived from the unaudited condensed consolidated financial statements of Surge for the three months ended March 31, 2018, and the unaudited condensed financial statements of TW for the three months ended March 31, 2018. The unaudited pro forma condensed combined balance sheet, which is known as the unaudited pro forma balance sheet, combines the historical balance sheets of TW and Surge as of March 31, 2018, giving effect to the Merger Transaction, as if they had been completed on March 31, 2018.

Effective April 11, 2018, Surge Holdings and TW completed the Merger Transaction whereby TW became a wholly-owned subsidiary of Surge. In accordance with the guidance under Accounting Standards Codification Topic 805: Business Combinations, the Merger transactions are accounted for as a reorganization of entities under common control. The assets and liabilities of TW transferred between entities under common control were recorded by Surge based on TW’s historical cost basis.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger Transaction; (2) factually supportable; and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Surge Holdings and True Wireless, Inc. following the Merger Transaction. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger Transaction occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Merger Transaction. The unaudited pro forma financial statements include assets and liabilities of True Wireless, Inc. adjusted for Surge’s historical cost basis. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger Transaction and, accordingly, do not attempt to predict or suggest future results. Further, the unaudited pro forma financial statements do not reflect (i) any other acquisition subsequent to the balance sheet date presented or (ii) the effect of any regulatory actions that may impact the results of the combined partnership following the Merger Transaction.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma financial statements;

●	the historical audited consolidated financial statements of Surge for the year ended December 31, 2017 in Surge’s Annual Report on Form 10-K, filed with the SEC on April 10, 2018, and incorporated by reference into this document;

●	the historical unaudited condensed consolidated financial statements of Surge as of and for the three months ended March 31, 2017, included in Surge’s Quarterly Report on Form 10-Q and incorporated by reference into this document;

●	the historical audited financial statements of TW for the year ended December 31, 2017; and

●	the historical unaudited condensed financial statements of TW as of and for the three months ended March 31, 2018, incorporated by reference into this document.

●	The pro forma financial statements include the impact of the merger of True Wireless, Inc. (“TW”) as if they occurred at the inception of each relevant period reported.

Surge Holdings Inc.

Pro Forma Combined Balance Sheets

March 31, 2018

(Unaudited)

	True Wireless	Surge Holdings	Adjustments	Notes	Combined Balance
Current Assets
Cash and cash equivalents	$941,720	$243,768	$-		$1,185,488
Accounts receivable, net	10,346	98,568	-		108,914
LTC cryptocurrency at fair value	-	60,492	-		60,492
Lifeline revenue due from USAC	1,102,454	-	-		1,102,454
Customer phone supply	422,657	-	-		422,657
Prepaid expenses	-	38,263	-		38,263
	2,477,177	441,091	-		2,918,268

Property and equipment, net	24,736	162,593	-		187,329
Intangible assets, net	-	92,758	-		92,758
Goodwill	-	866,782	-		866,782
Deposits on investments	-	1,700,000	(1,700,000)	5	-
Other long-term assets	61,457	-	-		61,457
	86,193	2,822,133	(1,700,000)		1,08,326

Total Assets	$2,563,370	$3,263,224	$(1,700,000)		$4,126,594

Current Liabilities
Accounts payable and accrued expenses	$1,101,446	$445,183	$-		$1,546,629
Accounts payable and accrued expenses - related party	-	60,421	-		60,421
Payable - Telecom Operations Center - current	328,439	-	-		328,439
Credit card liability	-	336,726	-		336,726
Deferred revenue	-	171,500	-		171,500
Derivative liability	-	59,141	-		59,141
Accrued expenses	46,774	-	123,237	6	170,011
Advance from related party	-	390,948	-		390,948
Promissory note	-	-	3,000,000	4	3,000,000
Notes payable	435,000	-	-		435,000
Current portion of long-term debt - related party	-	241,000	-		241,000
Notes payable and current portion of long-term debt, net of discount	-	669,062	-		669,062
	1,911,659	2,373,981	3,123,237		7,408,877

Trade payables – long term	867,948	-	-		867,948
Long-term debt less current portion	-	52,188	-		52,188
	867,948	52,188	-		920,136

Total Liabilities	2,779,607	2,426,169	3,123,237		8,329,013

Shareholders’ Equity
Preferred stock	-	10,000	3,000	3	13,000
Common stock	-	79,889	152,555	2	232,444
Additional paid in capital	-	9,020,442	(12,863,833)	1,2,3, 4,5	(3,843,391)
Accumulated deficit	-	(8,273,276)	7,668,804	1,6	(604,472)
Members’ deficit	(216,237)	-	216,237	1	-
Total shareholders’ equity	(216,237)	837,055	(4,823,237)		(4,202,419)

Total liabilities and shareholders’ equity	$2,563,370	3,263,224	(1,700,000)		4,126,594

Surge Holdings, Inc.

Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2018

(Unaudited)

	True Wireless	Surge Holdings	Adjustments	Notes	Combined Balance

Revenue	$3,430,898	$439,877	$-		$3,870,775
Cost of revenue	1,751,067	267,863	-		2,018,930
	1,679,831	172,014	-		1,851,845

Operating Expenses
Depreciation and amortization	1,227	17,643	-		18,870
Selling, general and administrative	1,270,084	507,833	-		1,777,917
	1,271,311	525,476	-		1,796,787

Income (loss) from operations	408,520	(353,462)	-		55,058

Other (Income) Expense
Interest expense	7,517	13,963	7,073	6	28,553
Change in fair value of derivative liability	-	(33,756)	-		(33,756)
Gain on vendor settlement	-	(1,948)	-		(1,948)
Gain on debt settlement	-	(66,723)	-		(66,723)
	7,517	(88,464)	7,073		(73,874)

Net income (loss)	401,003	(264,998)	(7,073)		128,932

Net income (loss) per common share – basic & diluted					0.00
Weighted average common shares outstanding – basic & diluted					232,518,432

Surge Holdings, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2017

	True Wireless	Surge Holdings	Adjustments	Notes	Combined Balance

Revenue	$13,459,980	$1,429,872	$-		$14,889,852
Cost of revenue	8,096,076	733,033	-		8,829,109
	5,363,904	696,839	-		6,060,743

Operating Expenses
Depreciation and amortization	6,939	119,262	-		126,201
Selling, general and administrative	5,152,680	2,646,647	-		7,799,327
	5,159,619	2,765,909	-		7,925,528

Income (loss) from operations	204,285	(2,069,070)	-		(1,864,785)

Other (Income) Expense
Interest expense	24,021	416,959	47,105	6	488,085
Other income	-	(9,585)	-		(9,585)
Change in fair value of derivative liability	-	504,201	-		504,201
Gain on vendor settlement	(2,587,600)	-	-		(2,587,600)
Gain on debt settlement	-	(1,000,349)	-		(1,000,349)
	(2,563,579)	(88,774)	47,105		(2,605,248)

Net income (loss)	2,767,864	(1,980,296)	(47,105)		740,463

Net income (loss) per common share – basic & diluted					0.00
Weighted average common shares outstanding – basic & diluted					232,518,432

Surge Holdings, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2016

	True Wireless	Surge Holdings	Adjustments	Notes	Combined Balance

Revenue	$12,468,020	$3,296,747	$-		$15,764,767
Cost of revenue	7,357,691	2,328,467	-		9,686,158
	5,110,329	968,280	-		6,078,609

Operating Expenses
Depreciation and amortization	8,975	433,118	-		442,093
Asset impairment	-	372,706			372,706
Selling, general and administrative	7,375,209	3,269,270	-		10,644,479
	7,384,184	4,075,094	-		11,459,278

Income (loss) from operations	(2,273,855)	(3,106,814)	-		(5,380,669)

Other (Income) Expense
Interest expense	-	1,660,338	69,059	6	1,729,397
Change in fair value of derivative liability	-	(268,236)	-		(268,236)
Other income	(601)	(5,844)	-		(6,445)
Loss on debt settlement	-	107,104	-		107,104
	(601)	1,493,362	69,059		1,561,820

Net loss	(2,273,254)	(4,600,176)	(69,059)		(6,942,489)

Net income (loss) per common share – basic & diluted					0.00
Weighted average common shares outstanding – basic & diluted					197,351,734

SURGE HOLDINGS, INC.

NOTES TO PROFORMA FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet has been derived from the historical financial statements of Surge Holdings, Inc. (the “Company”) after giving effect to the acquisition of True Wireless, Inc. (“TW”) which closed on April 11, 2018.

Historical financial information has been adjusted in the pro forma balance sheet and statements of operations to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s balance sheet and results of operations.

The accompanying unaudited pro forma combined balance sheet has been presented as of March 31, 2018. The unaudited pro forma combined statements of operations for the periods ended March 31, 2018, December 31, 2017 and December 31, 2016 have been presented as if the acquisition had occurred as if the Merger Transaction took place at the beginning of the periods presented, or January 1, 2016.

Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of TW. As a result of the transaction, (i) the Company became the sole shareholder of TW, which became a wholly-owned subsidiary of the Company (ii) following the Closing, TW’s financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company (collectively, the “Merger Transaction”).

The unaudited pro forma consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet are as follows:

(1) The reclassify deficit accounts upon close of transaction.

(2) To record the issuance of 152,555,416 shares of common stock to TW shareholders.

(3) To record issuance of 3,000,0000 shares of preferred stock to TW shareholders.

(4) To record issuance of promissory note bearing interest at 3% per annum and maturing on December 31, 2018.

(5) To eliminate deposit on investment upon close of merger transaction.

(6) To accrue interest expense on promissory note for each relevant period.

The adjustments included in the pro forma statement of operations for the years ended December 31, 2016 and 2017 and for the three months ended March 31, 2018 are as follows:

(6) To record interest expense on promissory note for each relevant period.